Labor Contract

Party A (employer): Wunong Technology (Shenzhen) Co., Ltd.

Address: B401, Building 4, Building 12, Shuangchuang Park, Zhichuang Matrix, Hangcheng Street, Baoan District, Shenzhen

Legal representative: Changbin Xia

Contact number: 0755-85255139

Party B (employee): Lin He

ID number: 430721198312230072

Current residence address: Room 304, Chentian Village 2513 South, Baoan District, Shenzhen

Contact number: 18923742518

Emergency contact number: 18923791912

Tips: In order to protect the rights of workers, please read the terms and conditions of this agreement carefully. If you have any questions, you can consult the company’s human resources staff. By signing this agreement, you understand and agree to the terms and conditions of this agreement. You also agree that as employee of Party A, you shall abide by various management regulations formulated by Party A according to law.

According to the “Labor Law of the People’s Republic of China” (hereinafter referred to as “Labor Law”), “Labor Contract Law of the People’s Republic of China” (hereinafter referred to as “Labor Contract Law”), and other relevant laws and regulations, both parties sign this agreement in accordance with the principles of fairness, equality, voluntariness, negotiation, honesty, and trustworthiness, and agree to abide by the terms listed in this contract.

I. Commitment

Article 1 Party A and Party B shall sign this labor contract and express their consent to establish a labor relationship and perform the labor contract in accordance with Party A’s enterprise management system.

Article 2 Both parties agree that at the time of signing this labor contract, Party A has truthfully informed Party B of the work content, working conditions, work location, occupational hazards, safety production status, labor remuneration, and other circumstances that Party B is required to know: Party A has the right to know Party B, and Party B shall truthfully and comprehensively provide basic information required by this labor contract and required by Party A.

Article 3 Party B’s statement and guarantee: Before this contract comes into effect, it has terminated labor contract relationships with other employers, and its employment under this contract does not violate Party A’s previous agreement with other third parties. If this contract violates the agreement of Party B’s previous documents signed with other third parties, Party A has the right to terminate this contract without any conditions and without any compensation, Party B shall be subject to Party A’s compensation (including but not limited to actual losses as well as indirect and rights-saving costs).

II. Contract period

Article 4 The term type of this contract is a fixed term contract. The effective date of this contract is from May 2, 2019 to May 1, 2022, with a trial period of one month.

Article 5 Party A shall retain the premise of not violating labor laws and regulations according to the assessment results of Party B’s probation period. The appropriate extension shall be negotiated by both parties.

III. Work content

Article 6 Party A and Party B agree that Party A shall employ Party B to work in the company. Party B will be mainly engaged in the position of CFO, which is the main position of Party B. In addition to the main position, Party B’s superior supervisor may temporarily arrange other work according to the needs of the work. Further, both Parties agree that Wunong Net Technology Company Limited shall also employ Party B in the position of CFO.

Article 7 After the negotiation between the two parties, the main position of Party B may be adjusted.

Article 8 In accordance with the content, scope and duties as stipulated by Party A, Party B shall accomplish tasks on time, with good quality and required quantity. Party A can assess the work of Party B.

IV. Working place, working hours, working conditions and labor protection

Article 9 The working place of Party B is in Shenzhen, except for working or studying in other places, and long-term business trips.

Party A may change Party B’s position (type of work) and place of work due to work needs and in the event that Party B is unable to competently carry out the requirements of his job position.

Article 10 Labor time:

Party A and Party B agree to implement a standard working hour system. Party A shall arrange for Party B’s working hours as follows: from 09:00 to 12:00, and 13:30 to 18: 00 pm (refer to the “Employees’ Guidance Guide Manual” for detailed schedules).

Party A shall reasonably arrange Party B’s work tasks. Party A shall cooperate with Party B to extend the working hours of Party B due to work needs, and Party B shall allow Party A to make a compensatory time off or a change of time.

Article 11 If Party B has work-related injuries, illnesses, breastfeeding, etc., Party A may adjust the position of Party B according to the actual situation of Party B, and Party B shall obey. If changes are made to the job or work content, salary will remain the same.

Article 12 Labor conditions:

1. Party A shall provide a working environment that meets the labor safety standards set by the Country to ensure the safety and health of Party B during the course of work.

2. Based on the actual needs of Party B, Party A shall provide Party B with necessary labor protection supplies in accordance with relevant state regulations.

3. Party A shall implement special labor protection for female employees in accordance with state regulations.

Article 13 The Parties unanimously agree that when one of the following objective situations occur, Party A has the right to adjust Party B’s work position, work location, salary, bonus, welfare, and other treatments accordingly:

1. Party A cancels or merges departments or posts according to the needs of the business development;

2. Party A needs to relocate or partially relocate due to business development;

3. Party B rotates or competes according to Party A’s rules and regulations;

4. According to work needs, the working ability performance of Party B, in accordance with the principles of good faith and reasonableness, and in accordance with the rules and regulations formulated by democratic procedures, after explaining the situation to Party B;

5. Party B may cause damage to Party A’s interests or affect Party A’s normal operations;

6. If Party B’s job involves Party A’s trade secrets or has a significant impact on Party A’s production and operation, Party A may adjust Party B’s job position and change the relevant provisions of the labor contract 3 months prior to termination of the contract;

7. Party B was demoted or dismissed by Party A in violation of Party A’s rules and regulations or labor discipline

8. Party A may temporarily adjust the work content of Party B, in accordance with production and operational needs. The temporary adjustment shall not be regarded as Party B’s change of work content.

V. Labor Remuneration

Article 14. Both Parties confirm that Party B shall implement the following wage formation Base salary + other compensation: base salary shall be RMB 2200, and shall be no less than the local minimum wage, and if time worked is less than one month, salary shall be calculated according to actual dates worked; other compensation include, but is not limited to, performance salary (other specific salary structures will be set up by Party A, based on the different positions of Party B, and the specific provisions of the salary management system announced by Party A shall prevail). The final salary paid shall not be lower than the local minimum wage, but if the working time is less than one month, it shall be calculated according to the actual dates worked.

1. The Parties agree that Party A shall determine Party B’s wages in accordance with the current wage standards of the company. During the probation period, salary shall be 1 yuan, and after conversion, salary shall also be 1 yuan.

2. Party A shall pay Party B’s previous month’s salary on the 8th of each month. If Party B leaves its position, Party B agrees that the salary on the day it leaves office will also be paid on the next salary payment date.

Article 15. Based on the actual circumstances of the company, Party A has formulated a system for salary changes when a position changes. Based on this principle, the Parties agree that Party A can change Party B’s wage standard when Party B’s position changes.

Article 16. The Parties agree that Party A may adjust Party B’s salary in time, either according to the operation status or based on Party B’s actual working ability and performance (subject to the Human Resources Department and Department manager’s assessments).

Article 17.

(1)	Deduction and withholding of employees’ personal income tax

(2)	Deduction and payment of personal social insurance premiums, housing provident fund

(3)	Maintenance and alimony required to be withheld pursuant to a court decision

(4)	Deduction of expenses compensated to the company according to law

(5)	Deduction of fines imposed by the company for employees’ violations of rules and regulations

(6)	Wages that may be reduced as stipulated in the labor contract

(7)	The company’s rules and regulations formulated according to law stipulate that wages can be reduced

(8)	Flexible reduction in salary due to economic downturn

(9)	Employee’s salary cut due to a leave of absence or sick leave

(10)	Wages or expenses deductible by law or regulation

VI. Social Insurance and Welfare Benefits

Article 18. Party and Party B agree to participate in social security according to the relevant regulations of the state and province.

Article 19. For non-work-related injuries or illnesses, Party A shall provide Party B with medical treatment period and medical expectancy according to the relevant state, province, and municipality regulations.

Article 20. For work-related injuries or illnesses, Party A shall abide by the provisions of the Law of the People’s Republic of China on the Prevention and Control of Occupational Diseases and Regulation on Work-Related Injury Insurance and other relevant laws and regulations.

Article 21. If Party B does not need to purchase social security, it shall submit a formal written request to Party A. If Party A’s payment of social security is delayed because of Party B, the consequences shall be borne by Party B and shall not be the responsibility of Party A.

Article 22. Party B shall take the initiative to apply for leave during the company’s approved period. Failure to apply for leave in accordance with the above provisions shall be deemed a waiver of such leave, and Party A need not provide any compensation or other expenses in return. Party B confirms that it has no objections to this. If Party B has leave not taken before they leave office, Party B may take such leave. Otherwise, Party B shall give up such leave. When employees leave office, leave not taken does not offset any expenses, such as salary or economic compensation. Party B confirms that it has no objections.

VII. Regulations, Labor Records

Article 23. The rules and regulations designated by Party A (employees of the right-to-use company) have been adopted and promulgated pursuant to legal procedures.

Article 24. The rules and regulations designated by Party A were formulated using Party B’s rules, and at the time of signing of this Agreement, the Parties have been fully informed.

Article 25. At the time of signing of this Agreement, Party B has no objections to Party A’s rules and regulations.

Article 26. Party B shall abide by the rules and regulations formulated by Party A in accordance with the law; strictly abide by labor safety and health, operating procedures and scope of work, protect Party A’s property and abide by professional ethics, actively participate in Party A’s training and improve its vocational skills.

Article 27. If Party B violates any labor regulations, Party A may, according to the rules and regulations of the company, grant different levels of administrative disciplinary action according to the specific circumstances until the contract is terminated.

Article 28. Party A has the right to give Party B appropriate rewards or penalties within the scope of the business in accordance with Party B’s performance or behavior, and in accordance with the laws and regulations of the State and the rules and regulations formulated by Party A.

Article 29. If Party B causes economic losses to Party A, Party B may be required to compensate Party A for such loss in accordance with the labor contract. Compensation for economic losses can be deducted from Party B’s wages. However, if the deduction standard and method exceeds 20% of Party B’s monthly salary, consent must first be obtained from Party B.

Article 30. Party B shall be responsible for Party A’s property in its custody, use, or management, and shall maintain its integrity. If the property is damaged or lost, it shall be compensated according to its actual price. When Party B leaves the company, the property should be returned to Party A.

Article 31. Party B promises that if there is any change in the application information, Party B shall promptly notify Party A (within seven days from the date of change). If Party B fails to notify Party A in time, Party B shall be deemed to have seriously violated Party A’s rules and regulations.

Article 32. Party B is aware of the confidentiality provisions designated by Party A and promises to abide by it. If a violation occurs, Party B agrees to voluntarily be punished accordingly.

VIII. Confidentiality provisions

Article 33 Party B shall keep Party A’s trade secrets, and the specific matters are as the following:

1. Confidential content and scope: Party A’s trade secrets, Party A’s partners and customers’ trade secrets. The scope of confidentiality includes, but is not limited to, the following contents: technical information, business information, management information, intellectual property rights, remuneration system, and matters and the confidentiality obligations of Party A to partners and customers in accordance with the provisions of the law or relevant agreements. All confidential information shall be returned to Party A before leaving the company, and the trade secrets that it knows shall be kept for three years from the date of separation.

Article 34 Restrictions of second occupation:

Party B agrees not to engage in a second occupation during his tenure at Party A. Without the written consent of Party A or the relevant agreement with Party A, it will not be employed in other enterprises that produce or operate similar products or provide similar services with Party A. These positions include, but are not limited to, partners, directors, supervisors, shareholders, managers, employees, agents, consultants, etc., and do not indirectly provide services to the above-mentioned enterprises.

Article 35 Effectiveness and termination of confidentiality obligations:

Party A shall pay Party B a confidentiality fee, which shall be included in the remuneration. However, when the employee leaves the company, the company will not pay any additional confidentiality fees, and the confidentiality period continues for three years after the employee leaves the company.

Article 36 Party B shall abide by the non-competition restrictions within two years after the termination of the labor contract. The scope, geographical, economic compensation and breach of contract obligations of the competition restrictions are as follows: abide by professional ethics, Party B shall not contact Party A’s clients in any way after leaving the company. Party A has the right to conduct legal investigation and economic compensation to Party B.

Article 37 Liability for breach of contract: If Party A’s loss is caused by Party B’s breach of contract, or if Party A’s customers or partners lose money, Party B shall compensate for the losses suffered as a result.

IX. The ownership of intellectual property rights and other rights

Article 38. The intellectual property achievements such as patents and copyrights formed during the period of Party B’s employment shall be vested in Party A. Party A shall give certain rewards according to the economic benefits of Party B’s intellectual property achievements.

Article 39. Party B shall perform the tasks of Party A or mainly use the material and technical conditions of Party A to complete the intellectual property achievements that belong to Party A.

Article 40. If applicable laws and regulations stipulate that certain rights in intellectual property rights must be given to Party B and the parties are not allowed to agree otherwise on the vesting of rights, Party B agrees to implement the following terms:

(1) If laws and regulations permit all or part of these rights to be transferable, Party B agrees to transfer these rights to Party A without compensation.

(2) If Party B cannot transfer all or part of its rights to Party A in accordance with applicable laws and regulations, or if the person is unable to obtain the government approval necessary for such transfer, Party B will use the right to transfer without permission to Party A. The license to use in this section shall be irrevocable, exclusive (excluding Party B and all third parties), worldwide and transferable, and Party A has the right to re-license the use of such rights. Party A has unlimited indemnity and re-licensing rights.

(3) According to laws and regulations, if certain rights cannot be transferred or permitted by Party B in accordance with Clause 1 and Clause 2, Party B agrees not to exercise such rights without Party A’s written consent, including but not limited to the right of authorship in the results. And other rights.

X. Amendments to the contract

Article 41. This contract may be amended if formal written consent is obtained from both Parties, and the amendment(s) are also executed by both parties.

XI. Discharge and termination of the contract

Article 42. If both parties are in agreement, the contract may be terminated.

Article 43. If Party B informs Party A in writing 30 days in advance, it may terminate the labor contract; Party B may notify Party A three days before the trial period, and the labor contract may be terminated.

Article 44. Party B may notify Party A to terminate this labor contract if one of the following circumstances occurs:

(1) failing to provide labor protection or labor conditions in accordance with the labor contract;

(2) failing to fully and timely pay labor compensation;

(3) failing to pay social insurance premiums to Party B according to law;

(4) Party A’s rules and regulations violate the provisions of laws and regulations and damage Party B’s rights and interests;

(5) Party A uses fraud, coercion or arbitrage to cause Party B to enter into or change this contract in violation of the true meaning, resulting in invalidation of the labor contract;

(6) Party A exempts its statutory responsibilities and excludes Party B’s rights, resulting in invalid labor contracts;

(7) Party A violates mandatory provisions of laws and administrative regulations, resulting in invalid labor contracts;

(8) Laws and administrative regulations stipulate that Party B may terminate other circumstances of the labor contract.

Article 45. If Party A forces Party B to work by means of violence, threats, or illegal restrictions on personal freedom, or Party A violates the rules and forces the risky operation to endanger the personal safety of Party B, Party B may immediately terminate the labor contract without prior notice.

Article 46. Party A may notify Party B to terminate this labor contract if one of the following circumstances occurs:

(1) The certificate during the probation period does not meet the conditions for employment;

(2) Providing false identity documents, academic credentials, and personal data such as resumes and abilities to prepare for employment when applying for and applying for employment;

(3) Serious violation of the company’s rules and regulations;

(4) The company has caused serious economic losses to the company due to the dereliction of duty and malpractices;

(5) Instigating disputes, recruiting people to form a faction, disrupting other normal working order and business activities of the company;

(6) Defamation and dissemination of rumors about the company or employees outside the company, causing significant damage to the company’s image;

(7) Engaging in non-company work during working hours and using the company’s resources for private work;

(8) Leak the company’s important trade secrets and cause economic losses to the company;

(9) Poor work attitude, neglect of his job, negative absenteeism, obstructing the work of others, and is not corrected or repeated by the company;

(10) Doing a part-time job;

(11) Being investigated by the judicial authorities for criminal responsibility.

Article 47. For the following circumstances, Party A may terminate the labor contract after notifying Party B in written form 30 days in advance or by paying Party B an additional monthly salary:

(1) If Party B is sick or not injured by work, he or she cannot perform the original work after the prescribed medical period expires, nor can he engage in any work arranged by Party A;

(2) Party B is not qualified for the job, and after training or adjusting the position, Party B is still not qualified for the job;

(3) The objective situation on which the labor contract was based was significantly changed, resulting in the inability to perform the labor contract. After the negotiation between the two parties, it was not possible to reach an agreement on changing the content of the labor contract.

Article 48. Under the following circumstances, Party A needs to reduce more than 20 personnel or reduce less than 20 persons but accounts for more than 10% of the total number of employees of Party A, Party A shall notify the trade union 30 days in advance. If the workers explain the situation and listen to the opinions of the trade unions or employees, and report the reduction plan to the labor administrative department, the personnel can be reduced:

(1) Reorganization in accordance with the provisions of the Enterprise Bankruptcy Law;

(2) Serious difficulties in production and operation;

(3) Enterprise conversion, major technological innovation or adjustment of business methods, after changing the labor contract, still needs to lay off personnel;

(4) Other major changes in the objective economic conditions on which cannot to fulfill the contract.

Article 49. Under any of the following circumstances, the labor contract shall be terminated:

1. The expiration of the labor contract;

2. Party B starts to enjoy basic pension insurance benefits according to law;

3. Party B dies or is declared dead or declared missing by the people’s court;

4. Party A is declared bankrupt according to law;

5. Party A’s business license is revoked, is ordered to close, or Party A decides to dissolve in advance;

6. Other circumstances as stipulated by laws and administrative regulations.

Article 50. After the expiration of the labor contract, if both parties request the renewal of this contract, the renewal shall be completed within 30 days prior to the expiration of the term, the other party shall be notified in written form, and the labor contract may be renewed upon mutual agreement.

XII. Dissolution and termination of the contract

Article 51. If Party A and Party B terminate this contract, Party B shall handle the work according to the agreement of both parties. Party A shall issue a written certificate to Party B according to law, and shall, within fifteen days, handle the procedures for transferring the file and social insurance relationship for Party B.

XIII. Treatment of Dispute

Article 52. If a labor dispute arises between Party A and Party B, it shall be settled through negotiated settlement. If the negotiation fails, the Parties may seek resolution from the unit trade union or apply for mediation at the labor dispute mediation committee where the unit is located. If there is no objection to the arbitral award, both parties must perform; if they are dissatisfied with the arbitral award, they may sue in the people’s court.

XIV. Liability for breach of contract

Article 53. If either Party A or Party B breaches the contract and causes economic losses to the other party, it shall be liable for breach of contract. The specific amount of compensation shall be determined according to laws, regulations, and the degree of economic losses caused to the other party.

Article 54. If Party B fails to perform the work transfer obligation in accordance with the clause of this contract, the period required for the transfer of the work shall be the basis for calculation, and the salary income of the previous month when Party B terminates the labor contract, and pay Party A liquidated damages on the basis of the standard salary of last month.

Article 55. During the term of this contract, Party A and Party B shall sign a special agreement (such as service period agreement, non-disclosure agreement, etc.) through negotiation. The special agreement is an annex to the contract. For any inconsistent regulations, the special agreement shall prevail.

XV. Other regulations

Article 56. Party A and Party B confirm the “residence (contact address)” provided by the parties in this contract. For the valid contact address of both parties (if Party B does not provide it, the ID address will be used as the contact address); If there is any changes, the change party shall promptly notify the other party; otherwise, the responsibility for undeliverable due to the change of address shall be committed by the change party.

Article 56. If Party A and Party B agree that the labor relationship between the two parties is terminated or cancelled for any reason, Party B shall take the initiative to handle the handover of work to Party A; otherwise, Party A has the right not to pay wages or compensation to Party B or any other expenses. If the loss is not handled in time for Party A, Party B shall be responsible for damages.

Article 57. When signing this agreement, Party A shall deliver and publicize Party A’s “Company Management System” to Party B, and Party B shall read it carefully and comply. If Party A’s management system conflicts with this contract, the contract shall prevail, and the management system shall stipulate that the management system shall prevail. Party B agrees that Party A shall revise the company’s various management systems in a timely manner according to the operations of the company. The amendment may be made by Party A alone or by part of the company’s employee representatives. Party B shall follow the revised rules and regulations, even if Party B does not participate. The referral represents participation in the revision of the relevant system.

Article 58. This contract shall be made in duplicate, each Party shall hold one copy (Party B confirms that this contract has been received), which has the same legal effect and shall take effect on the date of signed and sealed by both parties.

Article 59. The unaccomplished matters of this contract may be signed separately as an annex and shall be performed together with this contract.

Article 60. Party B has all clearly understood the rules and regulations established by Party A and the rules and regulations, and the other rules and regulations formulated by Party A have the same legal effect as this contract.

Article 61. The final interpretation right of this contract belongs to Party A.

Party A (signature):	Party B: (signature):

Legal representative: Changbin Xia

Date:	Date:

Wunong Technology (Shenzhen) Co., Ltd.

Labor Contract

Party A (employer) Name: Wunong Technology (Shenzhen) Co., Ltd.

Address: B401, 4th Floor, Building 12, Zhichuang Matrix Shuangchuang Park, Hangcheng Street, Baoan District, Shenzhen

Legal Representative: Xia Changbin

Contact Number: 0755-85255139

Party B (employee) Name: Qin Xiaogang

ID Number: 420624197503142216

Current Residential Address:Youth Home, Nanshan District, Shenzhen

Contact Number: +86 13332928279

E-mail: 182069648@qq.com

Emergency Contact’s Information: Zeng Yi Yun; +86 13392828948

Tips: For protection of the rights of labors, please read the terms and commitments of this agreement carefully. If you have any questions, please consult the staff in HR Department of the employer. Upon signing this contract, it shall be deemed, as the employee of the Party A, to be your agrees on the terms of the contract and various management regulations formulated by Party A as per related laws.

In conformation with the Labor Law of the People’s Republic of China (hereinafter referred to as Labor Law) , Labor Contract Law of the People’s Republic of China (hereinafter referred to as Labor Contract Law) and other relevant laws and regulations, with the principle of fair, equality, free will, negotiation, and honesty and trustworthiness, Party A and Party B hereby conclude this Labor Contract. The terms listed in this Labor Contract are as follow:

I. Commitment

Article 1 Party A and Party B conclude this Labor Contract with expressly stated consent to establish a labor relationship and perform this Labor Contract as per enterprise management system of Party A.

Article 2 Both parties agree on that at the time of signing this Labor Contract, Party A has truthfully informed Party B the contents of work, working conditions, work place, occupational hazards, safety production status, labor remuneration, and other circumstances that Party B requires to know; Party A has the right to know the basic situation, which is directly related to Party B, Party B shall provide Party A with the basic information in a true and comprehensive manner.

Article 3 Party B state and guarantee that Party B, before the contract comes into effect, has to terminate the Labor Contract relationship with other employers, and its employment under this Labor Contract does not violate previous agreement signed with other third parties. In case that this Labor Contract violates previous documents or agreements signed between Party B and other third parties, Party A has the right to terminate this Labor Contract without any conditions and without any compensation, Party B shall bear the compensation for Party A, including but not limited to actual losses, indirect losses and rights-saving costs.

II. Term of This Contract

Article 4 This Labor Contract is a fixed term contract. The effective date of this Labor Contract is from May 1st, 2019 to May 1st, 2022, with a probation period of one month.

Article 5 Party A shall reserve the right to extend this Labor Contract with Party B under mutual consent of both parties as long as there is no Party B’s violations of the regulations and provisions of Labor Contract during the probation period.

III. Work Content

Article 6 Party A and Party B agree on that Party A shall employ Party B to work in the Company, mainly engaged in the position of CEO, which is the main position of Party B; in addition to the main position, Party B’s superior supervisor may temporarily arrange other work according to the needs of the work. Further, both Parties agree that Wunong Net Technology Company Limited shall also employ Party B in the position of CEO.

Article 7 The main position of Party B may be adjusted upon the negotiation between both parties.

Article 8 Party B shall accomplish tasks on time with good quality and required quantity. Party A can assess the work of Party B in accordance with the content, scope and duties as stipulated by Party A.

IV. Working Place, Working Schedule, Working Conditions & Labor protection

Article 9 The working place of Party B is Shenzhen, except for working or studying in other places, and long-term business trips.

Party A may change Party B’s position (type of work) and place of work due to work needs and the occurrence of Party B’s incompetent job problems.

Article 10 Working Schedule

Party A and Party B agree to implement the standard working hours system. Party A shall arrange Party B’s working hours from 09:00 to 12:00 am., and 13:30 to 18: 00 pm. (refer to the Employee Entrance Handbook for details).

Party A shall reasonably arrange work tasks of Party B, and Party B shall coordinate with Party A in case of requests for extending the working hours of Party B due to work needs, and Party B shall be allowed by Party A to make a compensatory time off or a change of time off.

Article 11 In case that work-related injuries, illnesses, breastfeeding, etc. occurs to Party B, Party A may adjust the position of Party B according to the actual situation of Party B, and Party B shall abide by. The job or work shall be content adjusted with the treatment unchangeable.

Article 12 Labor Condition:

1. Party A shall provide a working environment that meets the labor safety standards set by the Country to ensure the safety and health of Party B in the course of work.

2. Party A shall in accordance with the state regulations provide Party B with necessity of labor protective articles based on the actual working environment.

3. Party A shall in accordance with the state regulations offer special labor protection to female employees.

Article 13 Both parties agree that Party A has right to change the position or working place of Party B and the salary, compensation , bonus and welfare varies therefrom in case of any of the following objective situations on the part of Party A :

1. Party A cancels or merges departments or positions according to the needs of business development.

2. Party A needs to be relocated or partially relocated due to business development.

3. Party B rotates or competes for posts according to Party A’s rules and regulations.

4. Party A has given Party B expressly stated information about the change of position or working place based on the work needs and work ability and performance of Party B, in accordance with the principle of good faith and reasonable and the rules and regulations formulated as well as democratic procedures.

5. Party B jeopardizes the interest of Party A or takes a horrible toll on the normal operation of Party A.

6. Party A has right to change the position of Party B and the related provisions in Labor Contract before the dissolution or termination of the contract if the job of Party B has access to the business secret or plays a great role in the operation of Party A.

7. Party B is demoted or dismissed by Party A for violating rules and regulations or labor discipline of Party A.

8. Party A may temporarily adjust Party B’s work content due to the needs of production and operation, which shall not be deemed to be the change of work content of Party B.

V. Labor Remuneration

Article 14 Both parties agree on the following remuneration system for Party B:

Basic salary plus miscellaneous items: the basic salary is 2,200.00 RMB, which shall not be lower than the local minimum wage standard. In case that the working time is less than one month, it shall be calculated according to the actual time; miscellaneous items include but are not limited to performance salary (other specific items and structures shall be set by Party A according to different positions of Party B, of which details shall be subject to specific regulations of salary management system publicized by Party A). Meanwhile the actual and final payment for the job shall be not lower than the local minimum wage, and in case of the working time less than one month, it shall be calculated by the actual time.

1. Both parties agree on the current remuneration system for the confirmation of the compensation of Party B. Compensation amid the probation is       /   RMB, amid the regularization       /   RMB.

2. Party A shall pay Party B in currency the compensation of last month on the 8th day of each month. In case that Party B leaves the Company, Party B agrees that the compensation up to the date of resignation shall also be paid on the next payment day.

Article 15 Party A formulates a system for change of position and compensation, according to which the both parties agree that the remuneration of Party B could be change while Party A change the position of Party B.

Article 16 Both parties agree that Party A may adjust the compensation of Party B based on the actual business and operation situation of Party A as well as the actual competence and performance of Party A which shall be subject to the result of performance appraise given by HR Dept and the Manager of the Dept.

Article 17 In case of any of the following circumstances, Party A may deduct or reduce several payments from salary of Party B, which shall not be deemed to be improper reduction:

(1) To withhold individual income tax of employees;

(2) To withhold and pay the social insurance premium and housing accumulation fund borne by employees;

(3) To withhold the alimony or cost of support required by judgment or ruling;

(4) To deduct the expenses compensated to the Company according to law;

(5) To deduct the fine imposed by the Company for the employee’s violation of rules and disciplines;

(6) To deduct the the part of salary that can be reduced as stipulated in the Labor Contract.

(7) To deduct the the part of salary that can be reduced according to the Company’s rules and regulations.

(8) To deduct the fluctuating part of salary while there is the decrease of economic benefits of Party A;

(9) To deduct the part of salary due to personal leave or sick leave;

(10) To deduct the part of salary or expenses that can be deducted according to laws, regulations and rules.

VI. Social Insurance & Welfare

Article 18 Party A and Party B shall participate in social insurance and pay social insurance premium in accordance with relevant regulations of the state, province and city.

Article 19 If Party B suffers from illness or non-work related injury, Party A shall provide Party B with medical treatment period and related support according to relevant national, provincial and municipal regulations.

Article 20 If Party B suffers from occupational disease or work-related injury, Party A shall comply with the provisions of the law on the prevention and control of occupational diseases, the regulations on work-related injury insurance and other relevant laws and regulations.

Article 21 If Party B does not need social insurance, it shall apply to Party A in formal written form. If Party A delays to pay social insurance for Party B due to Party B’s reasons, the consequences arising therefrom shall be borne by Party B itself, which has nothing to do with Party A.

Article 22 For the due holiday of Party B, Party B shall take the initiative to apply for leave from the Company and finish the holiday leave within the approval period of the Company. It shall be deemed that Party B has no objection to Party A’s waiver of its leave if Party B fails to apply for leave in accordance with the above provisions. And in this regard, Party B agrees that Party A shall not pay any compensation or allowance or any other expenses. Party B shall apply for holiday leave before leaving office if there is any holiday leave left before leaving office, it shall be deemed that Party B gives up the holiday holiday leave left. When the employee leaves office, the holiday leave not taken shall not be converted into any expense such as salary or economic compensation, to which Party B has no objection.

VII. Rules & Regulations, Labor Discipline

Article 23 The rules and regulations formulated by Party A (applicable to all employees of the Company) have been passed in accordance with legal procedures and publicized.

Article 24 Special rules of Party A applicable to Party B have been fully informed to Party B when signing this Contract.

Article 25 Party B has known and confirmed the rules and regulations that have been in effect at the time of signing this Contract, to which Party B has no objection.

Article 26 Party B shall abide by the rules and regulations formulated by Party A in accordance with the law; strictly abide by rules of the labor safety and health, operation procedures and work scope; take good care of property of Party A and abide by professional ethics; actively participate in the training organized by Party A to improve professional skills.

Article 27 If Party B violates the labor discipline, Party A may, according to the Company’s rules and regulations, give different degrees of administrative disciplinary actions according to the circumstances, until the contract is terminated.

Article 28 Party A has the right to give Party B appropriate rewards or penalties within the scope of the enterprise according to Party B’s performance or behavior, national laws and regulations and rules and regulations formulated by Party A according to law.

Article 29 If Party B causes economic losses to Party A, Party A may require Party B to compensate for the economic losses in accordance with the provisions of the Labor Contract. The compensation for economic loss can be deducted from Party B’s salary. However, if the deduction exceed 20% of the monthly salary, the consent of Party B shall be obtained.

Article 30 All Party A’s properties that kept, stored and managed by Party B during its tenure shall be kept intact. Otherwise, Party B shall pay the full price for anything damaged. Upon resignation, such property shall be returned to Party A completely.

Article 31 Party B promises that the relevant information provided to Party A in the process of application or employment or work are true and effective. If there is any change in such information, Party B shall notify Party A in time (within seven days from the date of change). If Party B fails to notify Party A in time, it shall be deemed that Party B seriously violates rules and regulations of Party A.

Article 32 Party B shall be aware of and rigorously abide by the confidentiality system formulated by Party. In case of any violation, Party B shall be punished voluntarily.

VIII. Confidentiality Clauses

Article 33 Party B shall be reliable to keep trade secrets of Party A, and the specific matters are as the following:

1. Confidential Content and Scope: Trade secrets of Party A, Party A’s partners and customers.

The scope of confidentiality includes but is not limited to the following contents: technical information, business information, management information, intellectual property rights, remuneration system, and matters and the confidentiality obligations of Party A to partners and customers in accordance with the provisions of the law or relevant agreements; All confidential information shall be returned to Party A before leaving the Company, and the trade secrets that Party B knows shall be kept for three years from the date of separation.

Article 34 Restrictions of Second Occupation:

Party B shall not engage in a second occupation during his tenure at Party A. Without the written consent of Party A or the relevant agreement with Party A, Party B shall not not be employed in or indirectly provide services by other enterprises that produce or operate similar products or provide similar services with Party A. The restriction positions include, but are not limited to, partners, directors, supervisors, shareholders, managers, employees, agents, consultants, etc.

Article 35 Effectiveness & Termination of Confidentiality Obligations:

Party A shall pay Party B the confidentiality commission, which shall be included in remuneration; the Company will not pay the commercial secrecy commission separately when the employee leaves the Company; the confidentiality obligation shall not be dissolved within the three years since leaving the Company.

Article 36 Party B shall abide by the non-competition principle within two years upon the termination of the Labor Contract. The scope, geographical, economic compensation and breach of contract obligations of the non-competition principles are as follows:

Party B,in accordance with professional ethics, shall not contact Party A’s clients in any way after leaving the Company . Party A has the right to impose legal liability and economic compensation to Party B for any loss incurred therefrom on Party A.

Article 37 Liability for Breach of Contract: Party B shall be compensated due to any loss incurred by its breach of contract on Party A, partners or customers of Party A.

IX. The Ownership of Intellectual Property Rights and Other Rights

Article 38 The intellectual property achievements such as patents and copyrights formed during the period of Party B’s employment shall be vested in Party A. Party A shall according to the economic benefits give certain rewards to Party B for intellectual property achievements.

Article 39 The intellectual property achievements incurred by the Party B’s fulfillment of tasks assigned by Party A or the main use of the material and technical conditions of Party A shall be vested in Party A.

Article 40 If applicable laws and regulations stipulate that certain rights in intellectual property rights must be vested in Party B and the parties in action are not allowed to agree otherwise on the vesting of rights, Party B agrees to implement the following terms:

(1) If laws and regulations permit all or part of these rights to be transferable, Party B agrees to transfer these rights to Party A without compensation.

(2) If Party B cannot transfer all or part of its rights to Party A in accordance with applicable laws and regulations, or if the government approval necessary for such transfer is unable to obtain, Party B shall transfer right of unable-to-transfer to Party A without permission. The permit of right hereof shall be irrevocable, exclusive (exclusive of Party B and all third parties), worldwide and transferable, and Party A has the right to re-permit the use of such rights. Party A has unlimited right of use for free and re-permitting right.

(3) If certain rights cannot be transferred or permitted by Party B in accordance with Clause 1 and Clause 2 under related laws and regulations, Party B agrees not to exercise such rights without written consent of Party A, including but not limited to the right of authorship in the achievements and other rights.

X. Changes of This Contract

Article 41 The contract may be changed upon the agreement of both parties. The change of the contract shall be in writing and the revised contract kept by the both parties in one copy respectively.

XI. Dissolution & Termination of the Contract

Article 42 The contract may be terminated upon the agreement of both parties.

Article 43 The termination of this Labor Contract shall be informed to Party A 30 days in advance; While in probation, Party B shall notify Party A three days in advance.

Article 44 In case of any of the following situations, Party B shall notify Party A to dissolve the Labor Contract:

(1) Party A fails to provide labor protection or labor conditions in accordance with the Labor Contract;

(2) Party A fails to fully pay labor compensation in a timely manner;

(3) Party A fails to pay social insurance premiums to Party B in accordance with law;

(4) The rules and regulations of Party A violate the provisions of laws and regulations and damage the rights and interests of Party B;

(5) Party B was forced to conclude this Contract or change this Contract under the means of fraud or coercion of Party A or under the situation where Party A was taken advantage of perilous state by Party A, which is against the real willing of Party B and hence voided.

(6) Party A exempts its statutory responsibilities and excludes rights of Party B, resulting in voiding this Labor Contract;

(7) Party A violates the mandatory provisions of laws and administrative regulations, resulting in voiding this Labor Contract;

(8) Other situations stipulated by laws and administrative regulations that Party B may terminate this Labor Contract.

Article 45 In case that Party A forces Party B to work by means of threats or illegal restrictions on personal freedom, or Party A violates the rules and forces the risky operation to endanger the personal safety of Party B, Party B may immediately terminate the Labor Contract without prior notice.

Article 46 In case of any of the following situations, Party A may dissolve the Labor Contract:

(1) Party B is certified unqualified and incompetent for the position during the its probation.

(2) Party B defrauds Party A of the position by providing fake and false certificates, ID information, diploma and CV for shaping the competence.

(3) Party B seriously violates rules and regulations of the Company;

(4) Party B causes serious economic losses to the Company due to the dereliction of duty and playing favoritism and committing irregularities;

(5) Party B disrupts order and normal business of Party A by sowing discords or forming personal-interests cliques in the Company.

(6) Party B damages the image of the Company by defaming or disseminating rumors about the Company or employees outside the Company.

(7) Party B engage in work unrelated to the Company during duty time or use the materials of the Company for the personal- interest work.

(8) Party B disclose the important trade secrets of the Company, causing economic losses to the Company;

(9) Party B, upon the discovery and correction request from Party A, fails to correct and prevent the behaviors such as horrible work attitude, neglect of his job, slowdown of work, habitual absenteeism, obstructing the work of others, etc..

(10) Party B engaged in a part-time job out of the Company;

(11) Party B is investigated by the judicial authorities for criminal responsibility.

Article 47 In case of any of the following situations, Party A may inform Party B 3o days in advance for dissolution of the Labor Contract or dissolve the contract with paying an addition salary of one month:

(1) Party B is unable to succeed in the original position or the new position arranged by Party A after its the stipulated treatment period in hospital due to its sickness or injury unrelated to the work.

(2) Party B is unable to succeed in the job even though after training or adjusting the position by Party A.

(3) Significant change of the objective situation on which the Labor Contract was based happens, resulting in the inability to perform the Labor Contract. And the both parties are unable to agree on the changed content of the contract after negotiation.

Article 48 In case of any of the following situations, when Party A needs to make personnel redundant more than 20 or make personnel redundant less than 20 persons but the number of the personnel accounts for more than 10% of the total number of employees of Party A, Party A shall notify the situation of trade union and the whole staff 30 days in advance and listen to the opinions of the trade unions or employees, and then report the reduction plan to the labor administrative department so that the redundant plan can be implemented:

(1) Party A reorganize the Company in accordance with the provisions of the Enterprise Bankruptcy Law;

(2) Party A faces serious difficulties in production and operation;

(3) Party A needs to make personnel redundant even if after enterprise conversion, major technological innovation or adjustment of business methods, change the Labor Contract;

(4) Significant change of the objective situation on which the Labor Contract was based happens, resulting in the inability to perform the Labor Contract.

Article 49 In case of any of the following situations, the Labor Contract shall be terminated:

1. The Labor Contract reaches expiration;

2. It is time for Party B to enjoy basic pension insurance benefits according to law;

3. Party B dies or is declared dead or declared missing by the People’s Court;

4. Party A is declared bankrupt according to law;

5. Party A is revoked business license, ordered to close or withdraw or Party A decides to dissolve in advance;

6. Other circumstances as stipulated by laws and administrative regulations.

Article 50 Upon the expiration of the Labor Contract, both parties shall inform each other in writing within 30 days since the expiration of the Labor Contract if there is a request for renewal of this Labor Contract, and the Labor Contract may be renewed upon mutual agreement.

XII. Dissolution and Termination of the Contract

Article 51 Party B shall hand over the work as per the agreement of both parties If Party A and Party B decide to terminate this Labor Contract. Party A shall issue the related written certificate to Party B according to law, and shall, within fifteen days, handle the procedures for transferring the personal archives and social insurance relationship for Party B.

XIII. Settlement of Dispute

Article 52 In case of a labor dispute between Party A and Party B, both parties shall settle it through consultation and negotiation at the outset. Once the negotiation fails, both parties shall seek resolution from the unit trade union or apply for mediation at the Labor Dispute Mediation Committee where the Party A is located; If there is no objection to the arbitration award, both parties shall perform it; if there is any objection to arbitration award, there is no objection may bring a law suit in a People’s Court.

XIV. Liability for Breach of Contract

Article 53 In case of any violation of the contract and the economic loss incurred therefrom, the delinquent party shall be liable for breach of contract and the corresponding amount of compensation shall be subject to related laws, regulations and the degree of economic losses caused to the observant party.

Article 54 In case of the failure of Party B to perform the work handover obligation in accordance with the Article 51 of this Labor Contract, the period required for the handover of the work and salary income of the last month before Party B terminates the Labor Contract shall be the basis for calculation of the liquidated damages for Party A.

Article 55 During the term of this Labor Contract, the special agreements (such as Service Term Agreement, Confidentiality Agreement, etc.) through unanimous negotiation are the appendixes to this Contract. For any conflicts or inconsistence between this Contract and the special agreements, the latter shall prevail.

XV. Miscellaneous Clauses

Article 56 Party A and Party B confirm the Current Residential Address provided by the parties in this Labor Contract for the valid contact address of both parties (if Party B does not provide it, the address indicated on ID Card shall be used as the contact address); If there is any changes, the change party shall promptly notify the other party; otherwise, the responsibility for being unable to deliver things due to the change of address shall be borne by the change party.

Article 56 If Party A and Party B agree that the labor relationship between the two parties is terminated or canceled for any reason, Party B shall take the initiative to undertake the handover work for Party A; otherwise, Party A has the right not to pay salary, related compensation and other expenses, etc. to Party B; In case of the loss arising from handover work that is not handled in time for Party A, Party B shall be responsibility for damages.

Article 57 When signing this agreement, Party A has already passed on the Company Management System of Party A to Party B for reading, and Party B shall read it carefully and comply with it. In case of any conflict between Company Management System this Labor Contract, the latter shall prevail (exclusive of the stipulated clauses in the Company Management System that shall be subject to Company Management System of Party A). Party B agrees that Party A has right to revise the Company Management System of Party A in a timely manner in accordance with the operation of the Company. The amendment may be made by Party A alone or by the engagement of employee representatives of the Company. Party B shall abide by the revised rules and regulations, even if Party B didn’t participate or recommend any representative of Party B.

Article 58 This Labor Contract shall be made in two copies with each Party holding one copy (Party B confirms that this Labor Contract has been received), each copy has the same legal effect and shall come into force on the date when both parties signed and sealed.

Article 59 The items uncovered by this Labor Contract may be agreed separately as an appendix and shall be performed together with this Labor Contract.

Article 60 Party B has all clearly understood the rules and regulations stipulated by Party A in or outside this Contract, and the other rules and regulations formulated by Party A have the same legal effect as this Labor Contract.

Article 61 The right pf final interpretation of this Labor Contract shall be vested in Party A.

Party A (seal):	Party B: (signature):

Legal Representative: Xia Changbin

Date:	Date: